Exhibit 99.1

For Immediate Release

Contact:	Ken Bond	Deborah Hellinger
	Oracle Investor Relations	Oracle Corporate Communications
	1.650.607.0349	1.212.508.7935
	ken.bond@oracle.com	deborah.hellinger@oracle.com

Q4 FY19 GAAP EPS UP 36% TO $1.07 and NON-GAAP EPS UP 23% TO $1.16

FY19 Fusion ERP and HCM Cloud Revenue Up 32%, NetSuite ERP Cloud Revenue Up 32%

REDWOOD SHORES, Calif., June 19, 2019 -- Oracle Corporation (NYSE: ORCL) today announced fiscal 2019 Q4 results and fiscal 2019 full year results. Total Quarterly Revenues were $11.1 billion, up 1% in USD and up 4% in constant currency compared to Q4 last year. Cloud Services and License Support revenues were $6.8 billion, while Cloud License and On-Premise License revenues were $2.5 billion. Total Cloud Services and License Support plus Cloud License and On-Premise License revenues were $9.3 billion, up 3% in USD and 6% in constant currency.

Q4 GAAP Operating Income was up 2% to $4.3 billion and GAAP operating margin was 38%. Non-GAAP Operating Income was up 4% to $5.3 billion and non-GAAP operating margin was 47%. GAAP Net Income was up 14% to $3.7 billion and non-GAAP Net Income was up 3% to $4.1 billion. GAAP Earnings Per Share was $1.07, while non-GAAP Earnings Per Share was $1.16.

Short-term deferred revenues were $8.4 billion. Operating cash flow for fiscal 2019 was $14.6 billion.

For fiscal 2019, Total Revenues were $39.5 billion, slightly higher in USD and up 3% in constant currency. Cloud Services and License Support revenues were $26.7 billion, while Cloud License and On-Premise License revenues were $5.9 billion. Total Cloud Services and License Support plus Cloud License and On-Premise revenues were $32.6 billion, up 2% in USD and 4% in constant currency.

Fiscal 2019 GAAP Operating Income was $13.5 billion, and GAAP operating margin was 34%. Non-GAAP Operating Income was $17.4 billion, and non-GAAP operating margin was 44%. GAAP Net Income was $11.1 billion, while non-GAAP Net Income was $13.1 billion. GAAP Earnings Per Share increased 251% to $2.97, while non-GAAP Earnings Per Share was up 16% to $3.52.

“In Q4, our non-GAAP operating income grew 7% in constant currency—which drove EPS well above the high end of my guidance,” said Oracle CEO, Safra Catz. “Our high-margin Fusion and NetSuite cloud applications businesses are growing rapidly, while we downsize our low-margin legacy hardware business. The net result of this shift away from commodity hardware to cloud applications was a Q4 non-GAAP operating margin of 47%, the highest we’ve seen in five years.”

“Our Fusion ERP and HCM cloud applications suite revenues grew 32% in FY19,” said Oracle CEO, Mark Hurd. “Our NetSuite ERP cloud applications revenues also grew 32% this year. These strong results extend Oracle’s already commanding lead in worldwide Cloud ERP. Our cloud applications businesses are growing faster than our competitors. That said, let me call your attention to the following approved statement from industry analyst IDC.”

Per IDC’s latest annual market share results, Oracle gained the most market share globally out of all Enterprise Applications SaaS vendors three years running -- in CY16, CY17 and CY18.

“We added over five thousand new Autonomous Database trials in Q4,” said Oracle Chairman and CTO, Larry Ellison. “Our new Gen2 Cloud Infrastructure offers those customers a compelling array of advance technology features including our self-driving database that automatically encrypts all your data, backs itself up, tunes itself, upgrades itself, and patches itself when a security threat is detected. It does all of this autonomously—while running—without the need for any human intervention, and without the need for any downtime. No other cloud infrastructure provides anything close to these autonomous features.”

The Board of Directors also declared a quarterly cash dividend of $0.24 per share of outstanding common stock. This dividend will be paid to stockholders of record as of the close of business on July 17, 2019, with a payment date of July 31, 2019.

Q4 Fiscal 2019 Earnings Conference Call and Webcast

Oracle will hold a conference call and webcast today to discuss these results at 2:00 p.m. Pacific. You may listen to the call by dialing (816) 287-5563, Passcode: 425392. To access the live webcast, please visit the Oracle Investor Relations website at http://www.oracle.com/investor. In addition, Oracle’s Q4 results and fiscal 2019 financial tables are available on the Oracle Investor Relations website.

A replay of the conference call will also be available by dialing (855) 859-2056 or (404) 537-3406, Passcode: 9955119.

About Oracle

The Oracle Cloud offers a complete suite of integrated applications for Sales, Service, Marketing, Human Resources, Finance, Supply Chain and Manufacturing, plus Highly-Automated and Secure Generation 2 Infrastructure featuring the Oracle Autonomous Database. For more information about Oracle (NYSE:ORCL), visit us at www.oracle.com or contact Investor Relations at investor_us@oracle.com or (650) 506-4073.

# # #

Trademarks

Oracle and Java are registered trademarks of Oracle and/or its affiliates. Other names may be trademarks of their respective owners.

"Safe Harbor" Statement: Statements in this press release relating to Oracle's future plans, expectations, beliefs, intentions and prospects, including statements regarding the growth of our high-margin cloud applications businesses, are "forward-looking statements" and are subject to material risks and uncertainties. Many factors could affect our current expectations and our actual results, and could cause actual results to differ materially. We presently consider the following to be among the important factors that could cause actual results to differ materially from expectations: (1) Our cloud strategy, including our Oracle Software as a Service and Infrastructure as a Service offerings, may not be successful. (2) If we are unable to develop new or sufficiently differentiated products and services, integrate acquired products and services, or enhance and improve our existing products and support services in a timely manner, or price our products and services to meet market demand, customers may not purchase or subscribe to our software, hardware or cloud offerings or renew software support, hardware support or cloud subscriptions contracts. (3) Enterprise customers rely on our cloud, license and hardware offerings and related services to run their businesses and significant coding, manufacturing or configuration errors in our cloud, license and hardware offerings and related services could expose us to product liability, performance and warranty claims, as well as cause significant harm to our brand and reputation, which could impact our future sales. (4) If the security measures for our products and services are compromised and as a result, our customers' data or our IT systems are accessed improperly, made unavailable, or improperly modified, our products and services may be perceived as vulnerable, our brand and reputation could be damaged and we may experience legal claims and reduced sales. (5) Our business practices with respect to data could give rise to operational interruption, liabilities or reputational harm as a result of governmental regulation, legal requirements or industry standards relating to consumer privacy and data protection. (6) Economic, political and market conditions can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price. (7) Our international sales and operations subject us to additional risks that can adversely affect our operating results. (8) We have a selective and active acquisition program and our acquisitions may not be successful, may involve unanticipated costs or other integration issues or may disrupt our existing operations. A detailed discussion of these factors and other risks that affect our business is contained in our SEC filings, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading "Risk Factors." Copies of these filings are available online from the SEC or by contacting Oracle Corporation's Investor Relations Department at (650) 506-4073 or by clicking on SEC Filings on Oracle’s Investor Relations website at http://www.oracle.com/investor. All information set forth in this press release is current as of June 19, 2019. Oracle undertakes no duty to update any statement in light of new information or future events.

ORACLE CORPORATION

Q4 FISCAL 2019 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Three Months Ended May 31,				% Increase	% Increase (Decrease)
	2019	% of Revenues	2018	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud services and license support	$6,799	61%	$6,768	62%	0%	3%
Cloud license and on-premise license	2,520	23%	2,247	20%	12%	15%
Hardware	994	9%	1,116	10%	(11%)	(8%)
Services	823	7%	883	8%	(7%)	(4%)
Total revenues	11,136	100%	11,014	100%	1%	4%
OPERATING EXPENSES
Cloud services and license support	975	9%	961	9%	1%	3%
Hardware	362	3%	461	4%	(21%)	(19%)
Services	726	7%	752	7%	(3%)	0%
Sales and marketing	2,318	21%	2,315	21%	0%	3%
Research and development	1,562	14%	1,542	14%	1%	3%
General and administrative	329	3%	306	3%	8%	11%
Amortization of intangible assets	424	4%	415	4%	2%	2%
Acquisition related and other	15	0%	20	0%	(23%)	(21%)
Restructuring	168	1%	81	0%	108%	118%
Total operating expenses	6,879	62%	6,853	62%	0%	3%
OPERATING INCOME	4,257	38%	4,161	38%	2%	6%
Interest expense	(525)	(4%)	(548)	(5%)	(4%)	(4%)
Non-operating income, net	134	1%	294	3%	(54%)	(54%)
INCOME BEFORE PROVISION FOR INCOME TAXES	3,866	35%	3,907	36%	(1%)	3%
Provision for income taxes	126	1%	631	6%	(80%)	(79%)
NET INCOME	$3,740	34%	$3,276	30%	14%	19%
EARNINGS PER SHARE:
Basic	$1.10		$0.81
Diluted	$1.07		$0.79
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	3,389		4,046
Diluted	3,495		4,149

(1)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2018, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the three months ended May 31, 2019 compared with the corresponding prior year period decreased our revenues by 3 percentage points, operating expenses by 3 percentage points and operating income by 4 percentage points.

ORACLE CORPORATION

Q4 FISCAL 2019 FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Three Months Ended May 31,						% Increase (Decrease) in US $		% Increase (Decrease) in Constant Currency (2)
	2019 GAAP	Adj.	2019 Non-GAAP	2018 GAAP	Adj.	2018 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$11,136	$3	$11,139	$11,014	$9	$11,023	1%	1%	4%	4%
Cloud services and license support	6,799	3	6,802	6,768	9	6,777	0%	0%	3%	3%
TOTAL OPERATING EXPENSES	$6,879	$(1,001)	$5,878	$6,853	$(909)	$5,944	0%	(1%)	3%	1%
Sales and marketing (3)	2,318	(82)	2,236	2,315	(84)	2,231	0%	0%	3%	3%
Stock-based compensation (4)	312	(312)	—	309	(309)	—	1%	*	1%	*
Amortization of intangible assets (5)	424	(424)	—	415	(415)	—	2%	*	2%	*
Acquisition related and other	15	(15)	—	20	(20)	—	(23%)	*	(21%)	*
Restructuring	168	(168)	—	81	(81)	—	108%	*	118%	*
OPERATING INCOME	$4,257	$1,004	$5,261	$4,161	$918	$5,079	2%	4%	6%	7%
OPERATING MARGIN %	38%		47%	38%		46%	45 bp.	115 bp.	79 bp.	132 bp.
INCOME TAX EFFECTS (6)	$126	$673	$799	$631	$249	$880	(80%)	(9%)	(79%)	(6%)
NET INCOME	$3,740	$331	$4,071	$3,276	$669	$3,945	14%	3%	19%	7%
DILUTED EARNINGS PER SHARE	$1.07		$1.16	$0.79		$0.95	36%	23%	41%	27%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	3,495	—	3,495	4,149	—	4,149	(16%)	(16%)	(16%)	(16%)

(1)

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2018, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.

(3)	Non-GAAP adjustments to sales and marketing expenses were as follows:

	Three Months Ended May 31,
	2019	2018
Stock-based compensation (4)	$(82)	$(88)
Acquired deferred sales commissions amortization	—	4
Total non-GAAP sales and marketing adjustments	$(82)	$(84)

(4)	Stock-based compensation was included in the following GAAP operating expense categories:

	Three Months Ended May 31, 2019			Three Months Ended May 31, 2018
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud services and license support	$25	$(25)	$—	$21	$(21)	$—
Hardware	3	(3)	—	3	(3)	—
Services	12	(12)	—	11	(11)	—
Research and development	231	(231)	—	228	(228)	—
General and administrative	41	(41)	—	46	(46)	—
Subtotal	312	(312)	—	309	(309)	—
Sales and marketing	82	(82)	—	88	(88)	—
Total stock-based compensation	$394	$(394)	$—	$397	$(397)	$—

(5)	Estimated future annual amortization expense related to intangible assets as of May 31, 2019 was as follows:

Fiscal 2020	$1,583
Fiscal 2021	1,339
Fiscal 2022	1,090
Fiscal 2023	668
Fiscal 2024	440
Thereafter	159
Total intangible assets, net	$5,279

(6)

Income tax effects were calculated reflecting an effective GAAP tax rate of 3.3% and 16.1% in the fourth quarter of fiscal 2019 and 2018, respectively, and an effective non-GAAP tax rate of 16.4% and 18.2% in the fourth quarter of fiscal 2019 and 2018, respectively. The difference in our GAAP and non-GAAP tax rates in the fourth quarter of fiscal 2019 was primarily due to a tax benefit arising from the increase of a deferred tax asset associated with a partial realignment of our legal structure; the net tax effects on stock-based compensation expense; and acquisition related items, including the tax effects of amortization of intangible assets. The difference in our GAAP and non-GAAP tax rates in the fourth quarter of fiscal 2018 was primarily due to adjustments in our estimates for the one-time effects of the U.S. Tax Cuts and Jobs Act (refer to Appendix A for additional information), the net tax effects on stock-based compensation expense, and acquisition related items, including the tax effects of amortization of intangible assets.

*	Not meaningful

ORACLE CORPORATION

FISCAL 2019 YEAR TO DATE FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in millions, except per share data)

	Year Ended May 31,				% Increase	% Increase (Decrease)
	2019	% of Revenues	2018	% of Revenues	(Decrease) in US $	in Constant Currency (1)
REVENUES
Cloud services and license support	$26,707	68%	$26,222	66%	2%	4%
Cloud license and on-premise license	5,855	15%	5,772	15%	1%	4%
Hardware	3,704	9%	3,994	10%	(7%)	(5%)
Services	3,240	8%	3,395	9%	(5%)	(2%)
Total revenues	39,506	100%	39,383	100%	0%	3%
OPERATING EXPENSES
Cloud services and license support	3,782	10%	3,606	9%	5%	7%
Hardware	1,360	4%	1,576	4%	(14%)	(11%)
Services	2,853	7%	2,878	7%	(1%)	2%
Sales and marketing	8,509	22%	8,433	22%	1%	3%
Research and development	6,026	15%	6,084	15%	(1%)	0%
General and administrative	1,265	3%	1,282	3%	(1%)	1%
Amortization of intangible assets	1,689	4%	1,620	4%	4%	4%
Acquisition related and other	44	0%	52	0%	(15%)	(13%)
Restructuring	443	1%	588	2%	(25%)	(22%)
Total operating expenses	25,971	66%	26,119	66%	(1%)	2%
OPERATING INCOME	13,535	34%	13,264	34%	2%	5%
Interest expense	(2,082)	(5%)	(2,025)	(5%)	3%	3%
Non-operating income, net	815	2%	1,185	3%	(31%)	(31%)
INCOME BEFORE PROVISION FOR INCOME TAXES	12,268	31%	12,424	32%	(1%)	2%
Provision for income taxes (2)	1,185	3%	8,837	23%	(87%)	(86%)
NET INCOME	$11,083	28%	$3,587	9%	209%	230%
EARNINGS PER SHARE:
Basic	$3.05		$0.87
Diluted	$2.97		$0.85
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	3,634		4,121
Diluted	3,732		4,238

(1)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2018, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods. Movements in international currencies relative to the United States dollar during the year ended May 31, 2019 compared with the corresponding prior year period decreased our revenues by 3 percentage points, operating expenses by 3 percentage points and operating income by 3 percentage points.

(2)

Provision for income taxes for the periods presented included the impacts of the U.S. 2017 Tax Cuts and Jobs Act, which was signed into law during our third quarter of fiscal 2018, and for which additional discussion is included in Appendix A.

ORACLE CORPORATION

FISCAL 2019 YEAR TO DATE FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in millions, except per share data)

	Year Ended May 31,						% Increase (Decrease) in US $		% Increase (Decrease) in Constant Currency (2)
	2019 GAAP	Adj.	2019 Non-GAAP	2018 GAAP	Adj.	2018 Non-GAAP	GAAP	Non-GAAP	GAAP	Non-GAAP
TOTAL REVENUES	$39,506	$20	$39,526	$39,383	$47	$39,430	0%	0%	3%	3%
Cloud services and license support	26,707	20	26,727	26,222	47	26,269	2%	2%	4%	4%
TOTAL OPERATING EXPENSES	$25,971	$(3,829)	$22,142	$26,119	$(3,844)	$22,275	(1%)	(1%)	2%	2%
Sales and marketing (3)	8,509	(360)	8,149	8,433	(339)	8,094	1%	1%	3%	3%
Stock-based compensation (4)	1,293	(1,293)	—	1,245	(1,245)	—	4%	*	4%	*
Amortization of intangible assets (5)	1,689	(1,689)	—	1,620	(1,620)	—	4%	*	4%	*
Acquisition related and other	44	(44)	—	52	(52)	—	(15%)	*	(13%)	*
Restructuring	443	(443)	—	588	(588)	—	(25%)	*	(22%)	*
OPERATING INCOME	$13,535	$3,849	$17,384	$13,264	$3,891	$17,155	2%	1%	5%	4%
OPERATING MARGIN %	34%		44%	34%		44%	58 bp.	47 bp.	82 bp.	53 bp.
INCOME TAX EFFECTS (6)	$1,185	$1,795	$2,980	$8,837	$(5,439)	$3,398	(87%)	(12%)	(86%)	(10%)
NET INCOME	$11,083	$2,054	$13,137	$3,587	$9,330	$12,917	209%	2%	230%	5%
DILUTED EARNINGS PER SHARE	$2.97		$3.52	$0.85		$3.05	251%	16%	274%	19%
DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	3,732	—	3,732	4,238	—	4,238	(12%)	(12%)	(12%)	(12%)

(1)

This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2018, which was the last day of our prior fiscal year, rather than the actual exchange rates in effect during the respective periods.

(3)	Non-GAAP adjustments to sales and marketing expenses were as follows:

	Year Ended May 31,
	2019	2018
Stock-based compensation (4)	$(360)	$(361)
Acquired deferred sales commissions amortization	—	22
Total non-GAAP sales and marketing adjustments	$(360)	$(339)

(4)	Stock-based compensation was included in the following GAAP operating expense categories:

	Year Ended May 31, 2019			Year Ended May 31, 2018
	GAAP	Adj.	Non-GAAP	GAAP	Adj.	Non-GAAP
Cloud services and license support	$99	$(99)	$—	$82	$(82)	$—
Hardware	10	(10)	—	10	(10)	—
Services	49	(49)	—	52	(52)	—
Research and development	963	(963)	—	921	(921)	—
General and administrative	172	(172)	—	180	(180)	—
Subtotal	1,293	(1,293)	—	1,245	(1,245)	—
Sales and marketing	360	(360)	—	361	(361)	—
Acquisition related and other	—	—	—	1	(1)	—
Total stock-based compensation	$1,653	$(1,653)	$—	$1,607	$(1,607)	$—

(5)	Estimated future annual amortization expense related to intangible assets as of May 31, 2019 was as follows:

Fiscal 2020	$1,583
Fiscal 2021	1,339
Fiscal 2022	1,090
Fiscal 2023	668
Fiscal 2024	440
Thereafter	159
Total intangible assets, net	$5,279

(6)

Income tax effects were calculated reflecting an effective GAAP tax rate of 9.7% and 71.1% in fiscal 2019 and 2018, respectively, and an effective non-GAAP tax rate of 18.5% and 20.8% in fiscal 2019 and 2018, respectively. The difference in our GAAP and non-GAAP tax rates in fiscal 2019 was primarily due to the impacts of the U.S. Tax Cuts and Jobs Act of 2017 (refer to Appendix A for additional information); a tax benefit arising from the increase of a deferred tax asset associated with a partial realignment of our legal structure; the net tax effects on stock-based compensation expense; and acquisition related items, including the tax effects of amortization of intangible assets. The difference in our GAAP and non-GAAP tax rates in fiscal 2018 was primarily due to adjustments in our estimates for the one-time effects of the U.S. Tax Cuts and Jobs Act.

*	Not meaningful

ORACLE CORPORATION

FISCAL 2019 FINANCIAL RESULTS

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in millions)

	May 31, 2019	May 31, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$20,514	$21,620
Marketable securities	17,313	45,641
Trade receivables, net	5,134	5,136
Prepaid expenses and other current assets	3,425	3,762
Total Current Assets	46,386	76,159
Non-Current Assets:
Property, plant and equipment, net	6,252	5,897
Intangible assets, net	5,279	6,670
Goodwill, net	43,779	43,755
Deferred tax assets	2,696	1,395
Other non-current assets	4,317	3,975
Total Non-Current Assets	62,323	61,692
TOTAL ASSETS	$108,709	$137,851
LIABILITIES AND EQUITY
Current liabilities:
Notes payable and other borrowings, current	$4,494	$4,491
Accounts payable	580	529
Accrued compensation and related benefits	1,628	1,806
Deferred revenues	8,374	8,341
Other current liabilities	3,554	3,957
Total Current Liabilities	18,630	19,124
Non-Current Liabilities:
Notes payable and other borrowings, non-current	51,673	56,128
Income taxes payable	13,295	13,429
Other non-current liabilities	2,748	2,297
Total Non-Current Liabilities	67,716	71,854
Equity	22,363	46,873
TOTAL LIABILITIES AND EQUITY	$108,709	$137,851

ORACLE CORPORATION

FISCAL 2019 FINANCIAL RESULTS

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

($ in millions)

	Year Ended May 31,
	2019	2018
Cash Flows From Operating Activities:
Net income	$11,083	$3,587
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,230	1,165
Amortization of intangible assets	1,689	1,620
Deferred income taxes	(1,191)	(847)
Stock-based compensation	1,653	1,607
Other, net	157	(27)
Changes in operating assets and liabilities, net of effects from acquisitions:
(Increase) decrease in trade receivables, net	(82)	413
Decrease (increase) in prepaid expenses and other assets	261	(258)
Decrease in accounts payable and other liabilities	(102)	(260)
(Decrease) increase in income taxes payable	(453)	8,150
Increase in deferred revenues	306	236
Net cash provided by operating activities	14,551	15,386
Cash Flows From Investing Activities:
Purchases of marketable securities and other investments	(1,400)	(25,282)
Proceeds from maturities of marketable securities and other investments	12,681	20,372
Proceeds from sales of marketable securities	17,299	2,745
Acquisitions, net of cash acquired	(363)	(1,724)
Capital expenditures	(1,660)	(1,736)
Net cash provided by (used for) investing activities	26,557	(5,625)
Cash Flows From Financing Activities:
Payments for repurchases of common stock	(36,140)	(11,347)
Proceeds from issuances of common stock	2,155	2,402
Shares repurchased for tax withholdings upon vesting of restricted stock-based awards	(503)	(506)
Payments of dividends to stockholders	(2,932)	(3,140)
Proceeds from borrowings, net of issuance cost	-	12,443
Repayments of borrowings	(4,500)	(9,800)
Other, net	(136)	(34)
Net cash used for financing activities	(42,056)	(9,982)
Effect of exchange rate changes on cash and cash equivalents	(158)	57
Net decrease in cash and cash equivalents	(1,106)	(164)
Cash and cash equivalents at beginning of period	21,620	21,784
Cash and cash equivalents at end of period	$20,514	$21,620

ORACLE CORPORATION

FISCAL 2019 FINANCIAL RESULTS

FREE CASH FLOW - TRAILING 4-QUARTERS (1)

($ in millions)

	Fiscal 2018				Fiscal 2019
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4

GAAP Operating Cash Flow	$14,817	$14,581	$15,192	$15,386	$15,542	$15,238	$14,789	$14,551

Capital Expenditures	(2,195)	(2,037)	(1,883)	(1,736)	(1,646)	(1,468)	(1,625)	(1,660)

Free Cash Flow	$12,622	$12,544	$13,309	$13,650	$13,896	$13,770	$13,164	$12,891

% Growth over prior year	0%	(1%)	13%	13%	10%	10%	(1%)	(6%)

GAAP Net Income	$9,745	$9,932	$3,643	$3,587	$3,708	$3,827	$10,619	$11,083

Free Cash Flow as a % of Net Income	130%	126%	365%	381%	375%	360%	124%	116%

(1)

To supplement our statements of cash flows presented on a GAAP basis, we use non-GAAP measures of cash flows on a trailing 4-quarter basis to analyze cash flow generated from operations. We believe free cash flow is also useful as one of the bases for comparing our performance with our competitors. The presentation of non-GAAP free cash flow is not meant to be considered in isolation or as an alternative to net income as an indicator of our performance, or as an alternative to cash flows from operating activities as a measure of liquidity.

ORACLE CORPORATION

FISCAL 2019 FINANCIAL RESULTS

SUPPLEMENTAL ANALYSIS OF GAAP REVENUES (1)

($ in millions)

	Fiscal 2018					Fiscal 2019
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
REVENUES BY OFFERINGS
Cloud services and license support	$6,407	$6,461	$6,587	$6,768	$26,222	$6,609	$6,637	$6,662	$6,799	$26,707
Cloud license and on-premise license	894	1,331	1,299	2,247	5,772	867	1,217	1,251	2,520	5,855
Hardware	943	941	994	1,116	3,994	904	891	915	994	3,704
Services	860	856	796	883	3,395	813	817	786	823	3,240
Total revenues	$9,104	$9,589	$9,676	$11,014	$39,383	$9,193	$9,562	$9,614	$11,136	$39,506
AS REPORTED REVENUE GROWTH RATES
Cloud services and license support	11%	11%	11%	8%	10%	3%	3%	1%	0%	2%
Cloud license and on-premise license	(13%)	(1%)	(9%)	(18%)	(12%)	(3%)	(9%)	(4%)	12%	1%
Hardware	(5%)	(7%)	(3%)	0%	(4%)	(4%)	(5%)	(8%)	(11%)	(7%)
Services	6%	1%	(2%)	(1%)	1%	(5%)	(5%)	(1%)	(7%)	(5%)
Total revenues	6%	6%	5%	0%	4%	1%	0%	(1%)	1%	0%
CONSTANT CURRENCY GROWTH RATES (2)
Cloud services and license support	10%	9%	7%	6%	8%	4%	5%	4%	3%	4%
Cloud license and on-premise license	(14%)	(3%)	(13%)	(18%)	(13%)	0%	(6%)	0%	15%	4%
Hardware	(6%)	(9%)	(7%)	(2%)	(6%)	(3%)	(3%)	(4%)	(8%)	(5%)
Services	6%	0%	(6%)	(3%)	(1%)	(4%)	(2%)	3%	(4%)	(2%)
Total revenues	5%	5%	1%	(1%)	2%	2%	2%	3%	4%	3%
CLOUD AND LICENSE REVENUES BY ECOSYSTEM (3)
Applications revenues	$2,616	$2,668	$2,717	$3,022	$11,023	$2,761	$2,808	$2,841	$3,081	$11,491
Infrastructure revenues	4,685	5,124	5,169	5,993	20,971	4,715	5,046	5,072	6,238	21,071
Total cloud and license revenues	$7,301	$7,792	$7,886	$9,015	$31,994	$7,476	$7,854	$7,913	$9,319	$32,562
AS REPORTED REVENUE GROWTH RATES
Applications revenues	17%	15%	9%	5%	11%	6%	5%	5%	2%	4%
Infrastructure revenues	3%	6%	6%	(2%)	3%	1%	(2%)	(2%)	4%	0%
Total cloud and license revenues	7%	9%	7%	1%	6%	2%	1%	0%	3%	2%
CONSTANT CURRENCY GROWTH RATES (2)
Applications revenues	17%	13%	7%	4%	10%	7%	7%	7%	4%	6%
Infrastructure revenues	1%	4%	1%	(3%)	1%	2%	1%	2%	7%	3%
Total cloud and license revenues	7%	7%	3%	(1%)	4%	4%	3%	3%	6%	4%
GEOGRAPHIC REVENUES
Americas	$5,098	$5,281	$5,253	$6,016	$21,648	$5,161	$5,243	$5,266	$6,184	$21,856
Europe/Middle East/Africa	2,535	2,796	2,881	3,197	11,409	2,576	2,782	2,781	3,132	11,270
Asia Pacific	1,471	1,512	1,542	1,801	6,326	1,456	1,537	1,567	1,820	6,380
Total revenues	$9,104	$9,589	$9,676	$11,014	$39,383	$9,193	$9,562	$9,614	$11,136	$39,506

(1)	The sum of the quarterly information presented may vary from the year-to-date information presented due to rounding.

(2)

We compare the percent change in the results from one period to another period using constant currency disclosure. We present constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the exchange rates in effect on May 31, 2018 and 2017 for the fiscal 2019 and fiscal 2018 constant currency growth rate calculations presented, respectively, rather than the actual exchange rates in effect during the respective periods.

(3)

Applications ecosystem revenues represent the sum of applications related cloud services and license support revenues; and applications related license revenues. Infrastructure ecosystem revenues represent the sum of infrastructure related cloud services and license support revenues; and infrastructure related license revenues.

APPENDIX A

ORACLE CORPORATION

Q4 FISCAL 2019 FINANCIAL RESULTS

EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measures indicated in the tables, which exclude certain business combination accounting entries and expenses related to acquisitions, as well as other significant expenses including stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is based in part on the performance of our business based on these non-GAAP measures. Our non-GAAP financial measures reflect adjustments based on the following items, as well as the related income tax effects related to each of the below items except for the impact of the U.S. Tax Cuts and Jobs Act of 2017:

• Cloud services and license support revenues: Business combination accounting rules require us to account for the fair values of cloud services and license support contracts assumed in connection with our acquisitions. The non-GAAP adjustments to our cloud services and license support  revenues are intended to include, and thus reflect, the full amount of such revenues. We believe the adjustments to these revenues are useful to investors as a measure of the ongoing performance of our business as we generally expect to experience high renewal rates for these contracts at their stated values during the post combination periods.

• Deferred sales commissions amortization: Certain acquired companies capitalized sales commissions associated with subscription agreements and amortized these amounts over the related contractual terms.  Business combination accounting rules generally require us to eliminate these capitalized sales commissions balances as of the acquisition date and our post-combination GAAP sales and marketing expenses generally do not reflect the amortization of these deferred sales commissions balances. The non-GAAP adjustment to increase our sales and marketing expenses is intended to include, and thus reflect, the full amount of amortization related to such balances as though the acquired companies operated independently in the periods presented. We believe this adjustment to sales and marketing expenses is useful to investors as a measure of the ongoing performance of our business.

• Stock-based compensation expenses: We have excluded the effect of stock-based compensation expenses from our non-GAAP operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

• Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP operating expenses and net income measures. Amortization of intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of our acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of intangible assets will recur in future periods.

• Acquisition related and other expenses; and restructuring expenses: We have excluded the effect of acquisition related and other expenses and the effect of restructuring expenses from our non-GAAP operating expenses and net income measures. We incurred significant expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition related and other expenses primarily consist of personnel related costs and stock-based compensation expenses for transitional and certain other employees, integration related professional services, certain business combination adjustments including adjustments after the measurement period has ended and certain other operating items, net. Restructuring expenses consist of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. Although acquisition related and other expenses and restructuring expenses generally diminish over time with respect to past acquisitions and/or strategic initiatives, we generally will incur these expenses in connection with any future acquisitions and/or strategic initiatives.

• Impact of the U.S. Tax Cuts and Jobs Act of 2017: The U.S. Tax Cuts and Jobs Act of 2017 (the Tax Act) was signed into law on December 22, 2017. For fiscal 2019, we recorded a net benefit of $389 million related to adjustments in our estimates of the one-time effects of the Tax Act, including the one-time transition tax on certain foreign subsidiary earnings and the remeasurement of net deferred income tax balances affected by the Tax Act.  We recorded a provisional net charge of $6.9 billion during fiscal 2018 related to our preliminary assessment of the one-time effects of the Tax Act, including the one-time transition tax on certain foreign subsidiary earnings and the remeasurement of net deferred income tax balances affected by the Tax Act. We have excluded the impacts of these items from our non-GAAP income taxes and net income measures for fiscal 2019 and 2018. We believe making these adjustments provides insight to our operating performance and comparability to past operating results.